Cornerstone OnDemand Announces Second Quarter 2014 Financial Results

•	Record second quarter bookings of $70.1 million, up 44% year-over-year[1]

•	Record quarterly revenue of $61.5 million, up 39% year-over-year

•	Record quarterly gross profit of $44.1 million, up 41% year-over-year

•	Record second quarter client additions, ending the quarter with over 1,800 clients.[2]
SANTA MONICA, Calif. – August 6, 2014 – Talent management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its quarter ended June 30, 2014.
Revenue for the second quarter of 2014 was $61.5 million, representing a 39% increase compared to the same period in 2013.
Bookings, which the Company defines as revenue plus the change in deferred revenue for the period, were $70.1 million for the second quarter of 2014, representing a 44% increase compared to the same period in 2013. 1 Bookings also increased by $20.4 million, or 41%, quarter-over-quarter, which represents the highest percentage increase on a quarter-over-quarter basis since 2011.1 Bookings for the first six months of 2014 were $119.8 million, representing a 41% increase compared to the same period in 2013. 1 Deferred revenue at June 30, 2014 was $139.7 million, which was 47% higher than the balance at June 30, 2013.

“We have invested significantly in recent years to ensure that our business is positioned for success across verticals, segments, and geographies, and we saw several of these investments begin to pay dividends for us in the second quarter,” said Adam Miller, the company’s President and CEO. “In addition to our core businesses, we saw strong performances from our Strategic Accounts, Asia-Pacific and Major Accounts teams. And with the sizeable, untapped market opportunity that remains, it feels like we are just getting started.”
Gross profit for the second quarter of 2014 was $44.1 million, representing a 41% increase compared to the same period in 2013. Gross margin for the second quarter of 2014 was 71.7% compared to 70.3% in the second quarter of 2013.
Non-GAAP gross profit for the second quarter of 2014 was $45.0 million, representing a 40% increase compared to the same period in 2013.1 Non-GAAP gross margin for the second quarter of 2014 was 73.1% compared to 72.2% in the second quarter of 2013.1
The Company’s net loss for the second quarter of 2014 was $16.6 million yielding a net loss margin of 27.1%, or a $0.31 net loss per share, compared to a net loss of $8.7 million yielding a net loss margin of 19.6%, or a $0.17 net loss per share, in the second quarter of 2013.
Non-GAAP net loss for the second quarter of 2014 was $5.9 million yielding a non-GAAP net loss margin of 9.5%, or an $0.11 net loss per share, compared to a non-GAAP net loss of $3.5 million yielding a non-GAAP net loss margin of 8.0%, or a $0.07 net loss per share, in the second quarter of 2013.1
At June 30, 2014, the Company’s total cash and cash equivalents were $96.6 million, investments were $199.4 million, and accounts receivable were $69.1 million, yielding a total of approximately $365.2 million.
As announced in the fourth quarter of 2013, the Company has launched the Cornerstone Innovation Fund, a strategic initiative created to invest in, advise and collaborate with, promising cloud startups. During the quarter, the Company made its first strategic investment of $0.5 million.
The Company ended the quarter with over 15.5 million users, representing the addition of approximately 1 million users.2

1
Bookings, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net loss, non-GAAP net loss margin and non-GAAP net loss per share are non-GAAP financial measures. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations at the end of this release.

2
Includes contracted clients and active users of our Enterprise and Mid-Market solution, excluding Cornerstone for Salesforce and Cornerstone Growth Edition, formerly known as Cornerstone for Small Business.

Quarterly Conference Call
Cornerstone OnDemand, Inc. will host a conference call to discuss its second quarter 2014 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations Web site at http://investors.cornerstoneondemand.com/events.cfm. The live call can be accessed by dialing (888) 357-3694 (U.S.) or (973) 890-8276 (outside the U.S.) and referencing passcode: 69285681. A replay of the call will also be available at http://investors.cornerstoneondemand.com/events.cfm or via telephone until 11:59 p.m. PT on August 7, 2014 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 69285681.
About Cornerstone OnDemand
Cornerstone OnDemand, Inc. is a leader in cloud-based applications for talent management. Our solutions help organizations recruit, train, manage and engage their employees, empowering their people and increasing workforce productivity. Based in Santa Monica, California, our solutions are used by over 1,800 clients worldwide, spanning more than 15.5 million users across 191 countries and in 42 languages. For more information about Cornerstone OnDemand, Inc., visit www.csod.com.
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.
Forward-looking Statements
This release contains forward-looking statements, including statements regarding Cornerstone OnDemand’s future financial performance, market growth, the demand for and benefits from the use of Cornerstone OnDemand’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Cornerstone OnDemand’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Cornerstone OnDemand’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Cornerstone OnDemand disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from Cornerstone OnDemand’s current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solution; the timing of when consulting services are delivered to our new and existing clients by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing clients; our ability to compete as the talent management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solution; the success of our strategic relationships with third parties; the loss of any of our key employees; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; unanticipated costs or liabilities related to businesses that we acquire; and other risks and uncertainties. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in Cornerstone OnDemand’s reports filed with the SEC, including its Form 10-Q filed with the SEC on May 9, 2014.
Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cornerstone OnDemand has provided in this release certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP revenue, which is defined as revenue plus revenue not recognized in the period due to the impact of purchase accounting rules on deferred revenue acquired through acquisitions, (ii) bookings, which are defined as revenue plus the change in deferred revenue for the period, (iii) non-GAAP net cash used in operating activities, which excludes payment of premium on investments net of related amortization and employer-related taxes from stock-based compensation, (iv) non-GAAP net loss and non-GAAP net loss per share, which are based on non-GAAP revenue and exclude, for the periods in which they are present, stock-based compensation and employer-related payroll taxes, amortization of intangible assets, adjustments to taxes related to acquisition adjustments, accretion of debt discount and amortization of debt issuance costs, and other amortization costs and other expenses, (v) non-GAAP net loss margin, which is defined as non-GAAP net loss divided by non-GAAP revenue, (vi) non-GAAP gross profit and non-GAAP gross margin, which are calculated based on non-GAAP revenue and exclude stock-based compensation and employer-related taxes and amortization of certain intangible assets reflected in cost of revenue, (vii) non-GAAP loss from operations and non-GAAP operating margin, which are calculated based on operating loss and exclude adjustments to revenue, stock-based compensation and employer-related taxes, and amortization of intangible assets, and (viii) non-GAAP operating expenses, which exclude stock-based compensation, employer-related taxes, and amortization of intangible assets, and (ix) non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation and employer-related taxes attributable to the corresponding GAAP financial measures.
Cornerstone OnDemand’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating Cornerstone OnDemand’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Cornerstone excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$96,578	$109,583
Short-term investments	145,183	199,925
Accounts receivable, net	69,128	67,191
Deferred commissions	19,047	16,634
Prepaid expenses and other current assets	12,690	14,118
Total current assets	342,626	407,451

Capitalized software development costs, net	13,088	10,665
Property and equipment, net	19,376	14,436
Long-term investments	54,263	—
Intangible assets, net	3,543	4,632
Goodwill	8,193	8,193
Other assets, net	5,373	5,978
Total Assets	$446,462	$451,355

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$12,932	$10,037
Accrued expenses	21,862	22,288
Deferred revenue, current portion	136,147	135,322
Capital lease obligations, current portion	557	905
Debt, current portion	469	519
Other liabilities	1,288	4,203
Total current liabilities	173,255	173,274

Convertible notes, net	221,485	217,965
Other liabilities, non-current	3,815	3,111
Deferred revenue, net of current portion	3,565	3,500
Capital lease obligations, net of current portion	47	218
Debt, net of current portion	162	392
Total liabilities	402,329	398,460

Stockholders’ Equity:
Common stock	5	5
Additional paid-in capital	313,339	289,307
Accumulated deficit	(268,889)	(236,467)
Accumulated other comprehensive (loss) income	(322)	50
Total stockholders’ equity	44,133	52,895
Total Liabilities and Stockholders’ Equity	$446,462	$451,355

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue	$61,468	$44,346	$118,877	$82,003
Cost of revenue [1,2]	17,409	13,164	34,813	24,416
Gross profit	44,059	31,182	84,064	57,587
Operating expenses:
Sales and marketing [1]	39,608	26,274	74,747	49,284
Research and development [1]	6,900	5,232	13,783	9,651
General and administrative [1]	10,455	7,530	20,909	16,096
Amortization of certain acquired intangible assets	213	251	464	502
Total operating expenses	57,176	39,287	109,903	75,533
Loss from operations	(13,117)	(8,105)	(25,839)	(17,946)
Other income (expense):
Interest income	190	—	413	—
Interest expense	(3,028)	(505)	(6,038)	(584)
Other, net	(477)	(209)	(605)	(222)
Other income (expense), net	(3,315)	(714)	(6,230)	(806)
Loss before income tax (provision) benefit	(16,432)	(8,819)	(32,069)	(18,752)
Income tax (provision) benefit	(200)	136	(353)	135
Net loss	$(16,632)	$(8,683)	$(32,422)	$(18,617)
Net loss per share, basic and diluted	$(0.31)	$(0.17)	$(0.61)	$(0.36)
Weighted average common shares outstanding, basic and diluted	53,197	51,153	52,963	51,031

1	Includes stock-based compensation and employer-related taxes as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Cost of revenue	$587	$517	$1,389	$957
Sales and marketing	4,421	2,054	8,135	3,740
Research and development	817	445	1,620	789
General and administrative	2,367	1,500	5,188	3,070
Total	$8,192	$4,516	$16,332	$8,556

2	Cost of revenue includes amortization of intangibles as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Cost of revenue	$312	$313	$624	$626

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net loss	$(16,632)	$(8,683)	$(32,422)	$(18,617)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,213	2,323	6,285	4,447
Accretion of debt discount and amortization of debt issuance costs	2,055	286	4,086	286
Purchased investment premium, net of amortization	(269)	—	657	—
Unrealized foreign exchange loss	264	280	135	566
Stock-based compensation expense	8,134	4,347	16,026	8,346
Deferred income taxes	—	(249)	—	(378)
Changes in operating assets and liabilities:
Accounts receivable	(16,162)	(7,068)	(1,265)	2,484
Deferred commissions	(2,912)	31	(2,171)	(1,810)
Prepaid expenses and other assets	(598)	(2,140)	1,906	(3,215)
Accounts payable	1,549	2,669	2,637	3,917
Accrued expenses	4,928	1,829	(473)	(1,448)
Deferred revenue	7,624	4,509	(456)	4,238
Other liabilities	649	274	(2,223)	70
Net cash used in operating activities	(8,157)	(1,592)	(7,278)	(1,114)
Cash flows from investing activities:
Purchases of investments	(65,171)	—	(82,675)	—
Maturities of investments	66,243	—	82,255	—
Purchases of property and equipment	(4,073)	(910)	(7,269)	(2,377)
Capitalized software costs	(2,314)	(1,479)	(4,663)	(3,414)
Net cash used in investing activities	(5,315)	(2,389)	(12,352)	(5,791)
Cash flows from financing activities:
Proceeds from the issuance of convertible notes, net	—	246,043	—	246,043
Payments for convertible note hedges	—	(49,537)	—	(49,537)
Proceeds from the issuance of warrants	—	23,225	—	23,225
Proceeds from issuance of debt	—	—	—	1,914
Repayment of debt	(142)	(3,415)	(281)	(3,776)
Principal payments under capital lease obligations	(200)	(528)	(518)	(987)
Proceeds from stock option and warrant exercises	1,729	2,414	7,338	4,140
Net cash provided by financing activities	1,387	218,202	6,539	221,022
Effect of exchange rate changes on cash and cash equivalents	(22)	(127)	86	(295)
Net (decrease) increase in cash and cash equivalents	(12,107)	214,094	(13,005)	213,822
Cash and cash equivalents at beginning of period	108,685	76,170	109,583	76,442
Cash and cash equivalents at end of period	$96,578	$290,264	$96,578	$290,264

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF REVENUE TO NON-GAAP REVENUE, GROSS PROFIT AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, LOSS FROM OPERATIONS TO NON-GAAP LOSS FROM OPERATIONS AND OPERATING MARGIN TO NON-GAAP OPERATING MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue	$61,468	$44,346	$118,877	$82,003
Cost of revenue	17,409	13,164	34,813	24,416
Gross profit	$44,059	$31,182	$84,064	$57,587
Gross margin	71.7%	70.3%	70.7%	70.2%

Revenue	$61,468	$44,346	$118,877	$82,003
Adjustments to revenue [1]	—	36	—	169
Non-GAAP revenue	$61,468	$44,382	$118,877	$82,172

Cost of revenue	$17,409	$13,164	$34,813	$24,416
Adjustments to costs of revenue
Amortization of intangible assets	(312)	(313)	(624)	(626)
Stock based compensation and employer-related taxes	(587)	(517)	(1,389)	(957)
Total adjustments to cost of revenue	(899)	(830)	(2,013)	(1,583)
Non-GAAP costs of revenue	16,510	12,334	32,800	22,833
Non-GAAP gross profit	$44,958	$32,048	$86,077	$59,339
Non-GAAP gross margin	73.1%	72.2%	72.4%	72.2%

Loss from operations	$(13,117)	$(8,105)	$(25,839)	$(17,946)
Operating margin	(21.3)%	(18.3)%	(21.7)%	(21.9)%
Adjustments to loss from operations
Adjustments to revenue [1]	—	36	—	169
Stock-based compensation and employer-related taxes	8,192	4,516	16,332	8,556
Amortization of intangible assets	525	564	1,088	1,128
Total adjustments to loss from operations	8,717	5,116	17,420	9,853
Non-GAAP loss from operations	$(4,400)	$(2,989)	$(8,419)	$(8,093)
Non-GAAP operating margin	(7.2)%	(6.7)%	(7.1)%	(9.8)%

1
Due to purchase accounting rules, upon acquisition, Cornerstone recorded an adjustment of $1.6 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Sonar Limited. As a result of this adjustment, $36,000 and $0.2 million of revenue was not recognized during the three and six months ended June 30, 2013, respectively. Therefore, revenue is adjusted by an increase of $36,000 and $0.2 million to arrive at non-GAAP revenue for the three and six months ended June 30, 2013, respectively.

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET LOSS, NON-GAAP NET LOSS MARGIN AND NON-GAAP NET LOSS PER SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net loss	$(16,632)	$(8,683)	$(32,422)	$(18,617)
Net loss margin	(27.1)%	(19.6)%	(27.3)%	(22.7)%
Adjustments to net loss
Stock-based compensation and employer-related payroll taxes	8,192	4,516	16,332	8,556
Acquisition related:
Adjustments to revenue [1]	—	36	—	169
Amortization of intangible assets	454	492	946	984
Adjustments for income tax benefit [2]	—	(249)	—	(378)
Accretion of debt discount and amortization of debt issuance costs [3]	2,055	286	4,086	286
Other amortization costs and other expenses	71	72	142	144
Total adjustments to net loss	10,772	5,153	21,506	9,761
Non-GAAP net loss	$(5,860)	$(3,530)	$(10,916)	$(8,856)
Non-GAAP net loss margin	(9.5)%	(8.0)%	(9.2)%	(10.8)%
Weighted-average common shares outstanding, basic and diluted	53,197	51,153	52,963	51,031
Non-GAAP net loss per share	$(0.11)	$(0.07)	$(0.21)	$(0.17)

1	As of June 30, 2013, approximately $36,000 and $0.2 million in estimated revenue was not recognized during the three and six months ended June 30, 2013, respectively, due to purchase accounting rules.
2	Income tax effects related to acquisition related adjustments.
3
Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

Cornerstone OnDemand, Inc.
CALCULATIONS OF BOOKINGS
(dollars in thousands)
(unaudited)

	Deferred Revenue Balance	Three Months Ended June 30, 2014

Revenue		$61,468
Deferred revenue at March 31, 2014	$131,072
Deferred revenue at June 30, 2014	139,712
Change in deferred revenue	8,640	8,640
Bookings		$70,108

	Deferred Revenue Balance	Three Months Ended June 30, 2013

Revenue		$44,346
Deferred revenue at March 31, 2013	$90,534
Deferred revenue at June 30, 2013	95,040
Change in deferred revenue	4,506	4,506
Bookings		$48,852

Percentage period-over-period increase in bookings for the three months ended June 30, 2014		44%

	Deferred Revenue Balance	Six Months Ended June 30, 2014

Revenue		$118,877
Deferred revenue at December 31, 2013	$138,822
Deferred revenue at June 30, 2014	139,712
Change in deferred revenue	890	890
Bookings		$119,767

	Deferred Revenue Balance	Six Months Ended June 30, 2013

Revenue		$82,003
Deferred revenue at December 31, 2012	$92,252
Deferred revenue at June 30, 2013	95,040
Change in deferred revenue	2,788	2,788
Bookings		$84,791

Percentage period-over-period increase in bookings for the six months ended June 30, 2014		41%

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES TO NON-GAAP NET CASH USED IN OPERATING ACTIVITIES
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net cash used in operating activities	$(8,157)	$(1,592)	$(7,278)	$(1,114)
Payment of employer related taxes from stock-based compensation	58	178	306	236
Purchased investment premium, net of amortization	269	—	(657)	—
Non-GAAP net cash used in operating activities	$(7,830)	$(1,414)	$(7,629)	$(878)

Cornerstone OnDemand, Inc.

Investor Relations Contact:
Alexandra Geller
Cornerstone OnDemand
Phone: +1 (310) 752-1870
ageller@csod.com
or
Media Contact:
Elizabeth Flax
Cornerstone OnDemand
Phone: +1 (310) 752-1860
eflax@csod.com

Source: Cornerstone OnDemand